Exhibit 10.1

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Agreement is made as of                               , 2008 by and between K Road Acquisition Corporation (the “Company”), whose principal office is located at 333 Madison Avenue, 25th Floor, New York, New York 10017, and Continental Stock Transfer & Trust Company (“Trustee”), located at 17 Battery Place, New York, New York 10004.

WHEREAS, the Company’s Registration Statement on Form S-1, File No. 333-                           (“Registration Statement”), for its initial public offering of securities (“IPO”) has been declared effective on                         , 2008 by the Securities and Exchange Commission (“Effective Date”); and

WHEREAS, the Company has completed a private placement of 7,750,000 Warrants (the “Insider Warrants”) on or prior to the effective date of the Registration Statement for a purchase price of $7,750,000; and

WHEREAS, Credit Suisse Securities (USA) LLC (the “Underwriter”) is acting as the underwriter in the IPO; and

WHEREAS, as described in the Registration Statement, in accordance with the Company’s Amended and Restated Certificate of Incorporation, $298,500,000 of the net proceeds of the IPO and the sale of the Insider Warrants ($342,262,500 if the over-allotment option (the “Over-allotment Option”) granted to the Underwriter is exercised in full), will be delivered to the Trustee as of                     , 2008 to be deposited and held in a trust account for the benefit of the Company, the holders of the common stock, par value $.0001 per share, of the Company (“Common Stock”), included in the units of the Company’s securities issued in the IPO (the “Units”), and the Underwriter.  The amount to be delivered to the Trustee will be referred to herein as the “Property” or the “Base Deposit”, the stockholders for whose benefit the Trustee shall hold the Property will be referred to as the “Public Stockholders,” and the Public Stockholders, the Company and the Underwriter will be referred to together as the “Beneficiaries”; and

WHEREAS, a portion of the Property consists of $12,750,000 (or $14,662,500 if the Underwriter’s Over-allotment Option is exercised in full) plus interest earned on such amount in the Trust Account, net of taxes payable, attributable to the Underwriter’s discount (the “Deferred Discount”) which the Underwriter has agreed to deposit in the Trust Account (as defined below); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.   Agreements and Covenants of Trustee.  The Trustee hereby agrees and covenants to:

(a)                                  Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in a segregated trust account (the “Trust Account”) established by the Trustee with [        ] and at a brokerage institution selected by the Trustee.  Such selection shall be based upon consultation with the Company and if such selection is rejected by the Company than the Trustee shall select a different brokerage institution;

(b)                                 Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)                                  In a timely manner, upon the written instruction of the Company, invest and reinvest the Property in any United States “government security” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 (the “1940 Act”), having a maturity of one hundred eighty (180) days or less or in money market funds selected by the Company meeting the conditions of Rule 2a-7 promulgated under the 1940 Act;

(d)                                 Collect and receive, when due, all principal and income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)                                  Promptly notify the Company and the Underwriter of all communications received by it with respect to any Property requiring action by the Company;

(f)                                    Supply any necessary information or documents as may be requested by the Company in connection with the Company’s preparation of the tax returns for the Trust Account or the Company;

(g)                                 Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company and/or the Underwriter to do so;

(h)                                 Render to the Company and to the Underwriter, and to such other persons as the Company may instruct, monthly written statements of the activities of and amounts in the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)                                     If there is any income tax obligation relating to the income from the Property in the Trust Account or if there is any franchise or other tax obligation to which the Company is subject, then, from time to time, at the written instruction of the Company, the Trustee shall promptly to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, liquidate such assets held in the Trust Account as shall be designated by the Company in writing; and

(j)                                     In the event of the dissolution and liquidation of the Company in accordance with its Amended and Restated Certificate of Incorporation, commence liquidation of the Trust Account only upon receipt of and only in accordance with the terms of a letter (the “Termination Letter”), in a form substantially as set forth as Exhibit A or Exhibit B hereto, signed on behalf of the Company by its Chief Executive Officer, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account only as directed in the Termination Letter and the other documents referred to therein as part of the Company’s plan of dissolution and liquidation.  The Trustee understands and agrees that, except as provided in this Section 1(j) and Section 2 hereof, disbursements from the Trust Account shall be made only pursuant to a duly executed Termination Letter, together with the other documents referenced herein, including, without limitation, an independently certified oath and report of inspector of election in respect of the stock vote in favor of the Business Combination.  As used in this Agreement, the term “Business Combination” means the merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction, joint venture or other similar business combination having a fair market value of at least 80% of the net assets of the Trust Account (net of taxes and exclusive of any amounts subject to conversion (as described in the Registration Statement) amounts permitted to be disbursed for working capital purposes and the Deferred Discount) at the time of the signing of a definitive agreement in connection with the Business Combination and resulting in ownership by the Company of at least a controlling interest of any such target business.  As used herein, a “controlling interest” shall be ownership of at least 50% of the voting equity in a target business, or such lesser percentage of the voting equity of the target business that provides Company with the power to vote on or direct the affairs of the target business.

(k)                                  The Trustee, upon consultation with and receipt of written instruction from the Company and the Underwriter, shall deliver a notice to Public Stockholders of record as of the Termination Date, by U.S. mail or via the Depository Trust Company (“DTC”), within five days of the Termination Date, to notify the Public Stockholders of such event and take such other actions as the Company and the Underwriter may direct to inform the Beneficiaries.  Thereafter, the Trustee shall deliver to each Public Stockholder its ratable share of the Property against satisfactory evidence of delivery of the stock certificates by the Public Stockholders to the Company through DTC, its Deposit Withdraw Agent Commission (DWAC) system or as otherwise presented to the Trustee.

2.   Limited Distributions of Interest Income on Property.

(a)                                  If there is any income tax obligation relating to the income from the Property in the Trust Account, or if there is any franchise or other tax obligation to which the Company is subject, then, at the written instruction of the Company, the Trustee shall disburse to the Company or the Internal Revenue Service or other appropriate state or taxing authority by wire transfer or check (as directed by the Company in its instruction letter), out of the Property in the Trust Account, the amount indicated by the Company as required to pay income, franchise or other taxes.

(b)                                 In addition to any distribution pursuant to Section 2(a) above, upon written request from the Company containing certification that such distribution pursuant to this Section 2(b) shall only be used to fund the working capital requirements of the Company, the Trustee shall distribute to the Company an amount up to $3,500,000 of the interest earned and collected on the Property in the Trust Account through the last day of the month immediately preceding the date of receipt of the Company’s written request.

(c)                                  In addition to any distribution pursuant to Sections 2(a) and 2(b) above, upon written request from the Company as provided in Section 3(a), the Trustee shall distribute to the Converting Stockholders (as defined below) a pro rata portion of the interest earned and collected on the Property on the shares of Common Stock sold as part of the Units in the IPO (the “IPO Shares”), converted by the Converting Stockholders.

(d)                                 It is acknowledged and agreed by the parties hereto that with respect to all requests for distributions to or on behalf of the Company pursuant to this Section 2, the Trustee’s only responsibility is to follow the instruction of the Company.

3.   Limited Distributions of Property.

(a)                                  In the event the Company seeks approval of an Extension Amendment, , as set forth in the Company’s Amended and Restated Certificate of Incorporation, and such Extension Amendment is approved by the Company’s stockholders as provided in the Company’s Amended and Restated Certificate of Incorporation, the Trustee shall, upon and in accordance with the written instruction of the Company, disburse to the Public Stockholders who voted against the Extension Amendment (the “Converting Stockholders”) and gave notice of exercise of their conversion rights, by wire transfer or check (as directed by the Company in its instruction letter) and out of the Property, the amount indicated by the Company as required to pay the Public Stockholders electing to exercise their conversion rights in connection with the stockholder vote on the Extension Amendment.

(b)                                 Except as provided in Sections 1(i), 1(j), 1(k), Section 2 or Section 3(a), no other distributions from the Trust Account shall be permitted.

(c)                                  It is acknowledged and agreed by the parties hereto that with respect to all requests for distributions to or on behalf of the Company pursuant to this Section 3, the Trustee’s only responsibility is to follow the instruction of the Company.

4.   Agreements and Covenants of the Company.  The Company hereby agrees and covenants:

(a)                                  To provide all instructions to the Trustee hereunder in writing, signed by the Company’s Chief Executive Officer.  In addition, except with respect to its duties under Sections 1(i), 1(j), 1(k), 2 and 3(a), the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it in good faith believes to be given by any one of the persons authorized above to give written instructions, provided that the Company and/or the Underwriter shall promptly confirm such instructions in writing;

(b)                                 To hold the Trustee harmless and indemnify the Trustee from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Trustee in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any income earned from investment of the Property, except for expenses and losses resulting from the Trustee’s gross negligence, willful misconduct or bad faith.  Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this paragraph, it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”).  The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim, provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld.  The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld.  The Company may participate in such action with its own counsel at its own expense;

(c)                                  Pay the Trustee an initial acceptance fee, an annual fee and a transaction processing fee for each disbursement made pursuant to this Agreement as set forth on Schedule A hereto, which fees shall be subject to modification by the parties from time to time.  It is expressly understood that the Property shall not be used to pay such fees and further agreed that said transaction processing fees shall be deducted by the Trustee from the disbursements made to the Company pursuant to Section 2(b) hereof.  The Company shall pay the Trustee the initial acceptance fee and first year’s fee at the consummation of the IPO and thereafter on the anniversary of the Effective Date.  The Trustee shall refund to the Company the annual fee (on a pro rata basis) with respect to any period after the liquidation of the Trust Account.  The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 4(c) and as may be provided in Section 4(b) hereof (it being expressly understood that the Property shall not be used to make any payments to the Trustee under such Sections);

(d)                                 That, in the event the Company consummates a Business Combination and/or the Company seeks approval of an Extension Amendment, and such Extension Amendment is approved by the Company’s stockholders as provided in the Company’s Amended and Restated Certificate of Incorporation, an independent party designated by the Company shall act as the inspector of election to certify the results of the stockholder vote;

(e)                                  That the Termination Letter referenced in Section 1(j) hereof shall require the Company’s Chief Executive Officer to certify the following (wherever applicable): either that (A) prior to the applicable termination date set forth in the Company’s Amended and Restated Certificate of Incorporation (the “Termination Date”), the Company has consummated a Business Combination with a target business, the terms of which are consistent with the requirements set forth in the Registration Statement or (B) the Company failed to consummate a Business Combination prior to the Termination Date and that the Company shall be dissolved and liquidated in accordance with the Company’s Amended and Restated Certificate of Incorporation;

(f)                                    In connection with any vote of the Company’s stockholders regarding a Business Combination or Extension Amendment, provide to the Trustee an affidavit or certificate of a firm regularly engaged in the business of soliciting proxies and tabulating stockholder votes verifying the vote of the Company’s stockholders regarding such Business Combination or Extension Amendment.

5.   Limitations of Liability.  The Trustee shall have no responsibility or liability to:

(a)                                  Take any action with respect to the Property, other than as directed in Sections 1, 2 and 3 hereof and the Trustee shall have no liability to any party except for liability arising out of its own gross negligence, willful misconduct or bad faith;

(b)                                 Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received written instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any expenses incident thereto;

(c)                                  Change the investment of any Property, other than in compliance with Section 1(c);

(d)                                 Refund any depreciation in principal of any Property;

(e)                                  Assume that the authority of any person designated by the Company and/or the Underwriter to give written instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company and/or the Underwriter shall have delivered a written revocation of such authority to the Trustee;

(f)                                    The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, except for its gross negligence, willful misconduct or bad faith.  The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Trustee, in good faith, to be genuine and to be signed or presented by the proper person or persons.  The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)                                 Verify the correctness of the information set forth in the Registration Statement or to confirm or assure that any acquisition made by the Company or any other action taken by it is as contemplated by the Registration Statement, unless an officer of the Trustee has actual knowledge thereof, written notice of such event is sent to the Trustee or as otherwise required under Section 1(j) hereof;

(h)                                 Prepare, execute and file tax reports, income or other tax returns, pay any taxes on behalf of the Company or the Trust Account and pay any taxes with respect to income and activities relating to the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company (including but not limited to income tax obligations), it being expressly understood that the Trustee’s sole obligation with respect to taxes shall be to issue the checks with respect thereto provided for by Section 2(a) hereof.  If there is any income or other tax obligation relating to the Company, Trust Account or the Property in the Trust Account, as determined from time to time by the Company and regardless of  whether such tax is payable by the Company or the Trust, at the written instruction of the Company, the Trustee shall make funds available in cash from the Property in the Trust Account an amount specified by the Company as owing to the applicable taxing authority, which amount shall be paid directly to the Company by electronic funds transfer, account debit or other method of payment, and the Company shall forward such payment to the taxing authority; and

(i)                                     Verify calculations, qualify or otherwise approve Company requests for distributions pursuant to Section 1(i), 2, or 3(a) above.

6.   No Right of Set-Off.  The Trustee waives any right of set-off or any right, title, interest or claim of any kind that the Trustee may have against the Property held in the Trust Account.  In the event the Trustee has a claim against the Company under this Agreement, including, without limitation, under Section 4(b), the Trustee will pursue such claim solely against the Company and not against the Property held in the Trust Account.

7.   Termination.  This Agreement shall terminate as follows:

(a)                                  If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee during which time the Trustee shall continue to act in accordance with the terms of this Agreement.  At such time the Company notifies the Trustee that a successor trustee has been appointed by the Company and has agreed to become subject to the terms of this Agreement, the Trustee shall transfer the management of the Trust Account to the successor trustee, including, but not limited to, the transfer of copies of the reports and statements relating to the Trust Account, whereupon this Agreement shall terminate; provided, however, that, in the event the Company does not locate a successor trustee within ninety days of receipt of the resignation notice from the Trustee, the Trustee may, but shall not be obligated to, submit an application to have the Property deposited with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever that arises due to any actions or omissions to act by any party after such deposit; or

(b)                                 At such time that the Trustee has completed the liquidation of the Trust Account in accordance with the provisions of Section 1(j) hereof, and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 4(b).

8.   Miscellaneous.

(a)                                  The Company and the Trustee each acknowledge and agree that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account.  Upon receipt of written instructions, the Trustee will confirm such instructions with an “Authorized Individual” at an “Authorized Telephone Number” listed on the attached Exhibit C.  The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons.  Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such information, or of any change in its authorized personnel.  In executing funds transfers, the Trustee will rely upon account numbers or other identifying numbers of a beneficiary, beneficiary’s bank or intermediary bank, rather than names.  The Trustee shall not be liable for any loss, liability or expense resulting from any error in an account number or other identifying number, provided it has accurately transmitted the numbers provided.

(b)                                 This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles that would result in the application of the substantive laws of another jurisdiction.  It may be executed in several counterparts, each one of which shall constitute an original, and together shall constitute but one instrument.  Facsimile signatures shall constitute original signatures for all purposes of this Agreement.

(c)                                  This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.  This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided, however, that no such change, amendment or modification may be made without the prior written consent of the Underwriter, who the parties specifically agree, is and shall be a third party beneficiary for purposes of this Agreement; provided, further, that any amendment to Section 1(j) shall require the vote or consent of holders of 95% of the outstanding IPO Shares, it being the specific intention of the parties hereto that each holder of IPO Shares is and shall be a third-party beneficiary of this Section 8(c) with the same right and power to enforce this Section 8(c) as either of the parties hereto.  For purposes of this Section 8(c), the “consent of 95% of the outstanding IPO Shares” shall mean receipt by the Trustee of a certificate from an entity certifying that (i) such entity regularly engages in the business of serving as inspector of elections for companies whose securities are publicly traded and (ii) either (a) 95% of the holders of the outstanding IPO Shares as of the record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (the “DGCL”), have voted in favor of such amendment or modification or (b) 95% of the holders of the outstanding IPO Shares of record as of the record date established in accordance with Section 213(b) of the DGCL has delivered to such entity a signed writing approving such amendment or modification.  As to any claim, cross-claim or counterclaim in any way relating to this Agreement, each party waives the right to trial by jury.

(d)                                 The parties hereto consent to the jurisdiction and venue of any state or federal court located in the State and County of New York for purposes of resolving any disputes hereunder.  The parties hereto irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction and accept such venue, and waive any objection that such courts represent an inconvenient forum.

(e)                                  Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004

Attn:  [Frank DiPaolo]

Fax No.: (212) 509-5150

if to the Company, to:

K Road Acquisition Corporation

330 Madison Avenue, 25th Floor

New York, New York 10017

Attn:  William V. Kriegel

Fax No.:  (212) 351-0530

in either case with a copy to:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Attn:  LCD-IBD

and

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017-6503

Attn: Douglas S. Ellenoff, Esq.

Fax No.:  (212) 370-7889

a

and

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attn:  Gregg A. Noel, Esq.

Fax No.:  (213) 687-5600

(f)                                    This Agreement may not be assigned by the Trustee without the prior written consent of the Company and the Underwriter.

(g)                                 Each of the Trustee and the Company hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder.  The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account, including by way of set-off, and shall not be entitled to any funds in the Trust Account under any circumstance.  The Trustee hereby consents to the inclusion of Continental Stock Transfer & Trust Company in the Registration Statement and other materials relating to the IPO.

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

K ROAD ACQUISITION CORPORATION

By:
William V. Kriegel
Chairman, Chief Executive Officer and President

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004

Attn: [                                     ]

Re:	Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between K Road Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                   , 2008 (“Trust Agreement”), this is to advise you that the Company has entered into a definitive agreement with                                      for the consummation of a Business Combination on or about [              ].  All capitalized terms not defined herein are as defined in the Trust Agreement.  The Company shall notify you at least 48 hours in advance of the actual date of the consummation of the Business Combination (“Consummation Date”).  Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with paragraph B of Article Sixth of the Amended and Restated Certificate of Incorporation of the Company, the Business Combination has been approved by the stockholders of the Company and by the holders of the IPO Shares, and Public Stockholders holding less than 40% of the IPO Shares have voted against the Business Combination and given notice of exercise of their conversion rights, on a cumulative basis with holders of IPO shares exercising conversion rights in connection with an Extension Amendment, as described in paragraph C of Article Sixth of the Amended and Restated Certificate of Incorporation of the Company.  Pursuant to Section 4(f) of the Trust Agreement, we are providing you with an affidavit or a certificate of                     , which verifies the vote of the Company’s stockholders in connection with the Business Combination.  In accordance with the terms of the Trust Agreement, we hereby authorize you to commence liquidation of the Trust Account to the effect that, on the Consummation Date, all of funds held in the Trust Account will be immediately available for transfer to the account or accounts that the Company and the Underwriter shall direct in writing on the Consummation Date, which accounts may include the accounts of holders of IPO Shares exercising their conversion rights or the accounts of holders of IPO Shares whose securities have been purchased by the Company.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated or will, concurrently with your transfer of funds to the accounts as directed by the Company, be consummated; (ii) the Company shall deliver to you the oath and report of inspector of election certified by an independent inspector which may be the Trustee or as otherwise appointed by the Underwriter (collectively, the “Report”); and (iii) the Company and the Underwriter shall deliver to you joint written instructions with respect to the transfer of the funds, including the Deferred Discount, held in the Trust Account (“Instruction Letter”).  You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the counsel’s letter and the Instruction Letter in accordance with the terms of the Instruction Letter.  In the event certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and the Underwriter of the same and the Company shall direct you as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company and/or the Underwriter or be distributed immediately and the penalty incurred.  Upon the distribution of all the funds in the Trust Account pursuant to the terms hereof, the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions, the funds held in the Trust Account shall be reinvested as provided in the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice.

Very truly yours,

K ROAD ACQUISITION CORPORATION

By:
William V. Kriegel Chairman, Chief Executive Officer and President

cc: Credit Suisse Securities (USA) LLC

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company
17 Battery Place
New York, NY 10004

Attn:

Re:	Trust Account No. [ ] Termination Letter

Gentlemen:

Pursuant to paragraph 1(j) of the Investment Management Trust Agreement between K Road Acquisition Corporation (“Company”) and Continental Stock Transfer & Trust Company (“Trustee”), dated as of                       , 2008 (“Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination (as defined in the Trust Agreement) within the time frame specified in the Amended and Restated Certificate of Incorporation of the Company.  All capitalized terms not defined herein are as defined in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you, to commence liquidation of the Trust Account as promptly as practicable to stockholders of record on the Termination Date.  You will notify the Company in writing as to when all of the funds in the Trust Account will be available for immediate transfer (“Transfer Date”) in accordance with the terms of the Trust Agreement and the Amended and Restated Certificate of Incorporation.  You shall commence distribution of such funds in accordance with the terms of the Trust Agreement and you shall oversee the distribution of the funds.  Upon the distribution of all the funds in the Trust Account, your obligations under the Trust Agreement shall be terminated.

Very truly yours,

K ROAD ACQUISITION CORPORATION

By:
William V. Kriegel Chairman, Chief Executive Officer and President

EXHIBIT C

AUTHORIZED INDIVIDUAL(S) FOR TELEPHONE CALL BACK	AUTHORIZED TELEPHONE NUMBER(S)

Company:

K Road Acquisition Corporation 330 Madison Avenue, 25th Floor New York, New York 10017 Attn: William V. Kriegel Fax No.: ( )	( ) -

Underwriter:

Credit Suisse Securities (USA) LLC 11 Madison Avenue New York, New York 10010 Attn: Steve Doll Fax No.: ( )	( ) -

Trustee:

Continental Stock Transfer & Trust Company 17 Battery Place New York, New York 10004 Attn: Compliance Department	( ) -

SCHEDULE A

Schedule of fees pursuant to Section 3(c) of Investment Management Trust Agreement

between K Road Acquisition Corporation and

Continental Stock Transfer & Trust Company

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of IPO by wire transfer	[$1 ]
Annual fee	First year, initial closing of IPO by wire transfer; thereafter on the anniversary of the effective date of the IPO by wire transfer or check	[$1 ]
Transaction processing fee for disbursements to Company under Sections 2(a) and 2(b)	Deduction by Trustee from disbursement made to Company under Section 2(b)	[$1 ]

Dated:
K ROAD ACQUISITION CORPORATION

By:
William V. Kriegel
Chairman, Chief Executive Officer
and President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title: